As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-249730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 333-249730

UNDER THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of Incorporation or organization)	39-0667110 (I.R.S. Employer Identification No.)

222 East Erie Street, Suite 400

Milwaukee, Wisconsin 53202

(262) 638-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors

(Full title of the plan)

Jeffrey S. Knutson

Chief Financial Officer

222 East Erie Street, Suite 400

Milwaukee, Wisconsin 53202

(262) 638-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth A. Hoogstra, Esq.

von Briesen & Roper, s.c.

411 East Wisconsin Avenue, Suite 1000

Milwaukee, Wisconsin 53202

(414) 287-1376

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer ☐	Smaller reporting company	☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), is filing this Post-Effective Amendment to the registration statement described below (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) to deregister all shares of common stock, no par value (the “Common Stock”) that had been registered for issuance under the Registration Statement and that remain unsold thereunder:

●

Registration Statement on Form S-8 (No. 333-249730), which was filed with the SEC on October 29, 2020, to register for offer or sale 750,000 shares of Common Stock pursuant to the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “Plan”).

Pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to deregister, and does hereby remove from registration, all remaining shares of Common Stock that had been registered under the Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 4, 2026.

TWIN DISC, INCORPORATED (Registrant)

By:	/s/ Jeffrey S. Knutson
Jeffrey S. Knutson Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.